Exhibit (a)(1)(H)

[Form of Letter to Clients]

Offer To Purchase For Cash
Ordinary Shares represented by American Depositary Shares
of
CRUCELL N.V.
at
€24.75 NET PER AMERICAN DEPOSITARY SHARE
Pursuant to the Offer Document dated December 8, 2010
by
JJC ACQUISITION COMPANY B.V.
a wholly-owned subsidiary of
JOHNSON & JOHNSON

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 17:45 HOURS DUTCH TIME (11:45 A.M. NEW YORK TIME), ON FEBRUARY 16, 2011, UNLESS THE OFFER IS EXTENDED.

December 8, 2010

To Our Clients:

Enclosed for your consideration is the Offer Document, dated December 8, 2010 (the “Offer Document”), and the related ADS Letter of Transmittal, in connection with the offer (the “Offer”) by JJC Acquisition Company B.V., a private company with limited liability incorporated under the laws of the Netherlands (the “Offeror”) and a wholly owned subsidiary of Johnson & Johnson, a New Jersey corporation, to acquire all of the issued and outstanding Ordinary Shares, nominal value €0.24 per share (“Ordinary Shares”), of Crucell N.V., a public limited liability company incorporated under the laws of the Netherlands (the “Company”), and all of the outstanding American depositary shares of the Company (“ADSs”), each of which represents one Ordinary Share, for the U.S. dollar equivalent of €24.75 per ADS, calculated by using the spot market exchange rate for the U.S. dollar against the Euro on the date on which funds are received by Computershare Trust Company, N.A. (the “U.S. Settlement Agent”) to pay for ADSs upon completion of the Offer, net to the applicable ADS holder in cash, without interest and less any applicable withholding taxes, on the terms and subject to the conditions and restrictions of the Offer, as described in the Offer Document.

We are the holder of record (directly or indirectly) of ADSs held for your account. A tender of such ADSs can be made only by us as the holder of record and pursuant to your instructions. The enclosed ADS Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender ADSs held by us for your account.

We request instructions as to whether you wish for us to tender any or all of the ADSs held by us for your account and whether you wish us to grant a proxy in favor of the Post Offer EGM (defined below) for any or all of the ADSs held by us for your account, on the terms and subject to the conditions and restrictions set forth in the enclosed Offer Document and ADS Letter of Transmittal.

This letter, the attached Instruction Form and the enclosed ADS Letter of Transmittal pertain only to holders of ADSs and ADSs represented by ADRs, wherever located.

Please note carefully the following:

1. The offer price for the Offer is the U.S. dollar equivalent of €24.75 per ADS, calculated by using the spot market exchange rate for the U.S. dollar against the Euro on the date on which funds are received by the U.S. Settlement Agent to pay for ADSs upon completion of the Offer, net to the applicable ADS holder in cash, without interest and less any applicable withholding taxes, on the terms and subject to the conditions and restrictions of the Offer.

2. The Offer is being made for all of the issued and outstanding Ordinary Shares and ADSs.

3. The Offer and withdrawal rights will expire at 17:45 hours Dutch time (11:45 a.m. New York Time), on February 16, 2011, unless the Offer is extended. No withdrawal rights will apply to ADSs tendered during the Subsequent Offer Period (as defined in Section 6.3.6 of the Offer Document), if any.

4. The Offer is conditioned upon, among other things, a minimum acceptance level of at least 95% of Crucell’s shares, which minimum acceptance level will be reduced to 80% in the event that (i) a favorable IRS ruling is obtained by Johnson & Johnson with respect to certain tax matters and (ii) proxies are received in respect of at least 80% of Crucell’s shares allowing the Offeror to vote, at an extraordinary general meeting of shareholders to be held shortly after the settlement of the Offer (the “Post Offer EGM”), in favor of a resolution to enter into a proposed sale of Crucell’s entire business by Crucell to the Offeror or an affiliate of the Offeror following the consummation of the Offer (the “Post Offer EGM Resolution”). Accordingly, ADS holders that want the Offer to succeed should tender their Shares and grant a proxy for the matters to be voted on at the Post Offer EGM. Unless you check the box below, by completing and executing the below Instruction Form, you will be deemed to instruct us to concurrently grant a proxy in respect of the Post Offer EGM Resolution with respect to all tendered ADSs held by us for your account.

5. The following is the Post Offer EGM Resolution to be proposed at the Post Offer EGM:

“Proposal to approve the Crucell Management Board’s resolution approved by the Crucell Supervisory Board to transfer the business of Crucell to JJC Acquisition Company B.V., a wholly owned subsidiary of Johnson & Johnson, or an affiliate of JJC Acquisition Company B.V., and to enter into the business purchase agreement substantially in the form attached as Schedule G to the merger agreement dated 6 October 2010 between Cilag Holding AG and Crucell.”

6. Tendering ADS holders will not have to pay any transaction fees or brokerage commissions if such ADS holders hold their ADSs in registered form and tender the ADSs directly to the U.S. Settlement Agent. U.S. holders who fail to complete and sign the Substitute Form W-9 included in the ADS Letter of Transmittal may be subject to a required U.S. federal income tax backup withholding at a rate of 31% (pursuant to a scheduled increase from 28% to 31% on January 1, 2011) of the gross cash proceeds payable to such holder or other payee pursuant to the Offer.

If you wish to have us tender any or all of your ADSs, please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your ADSs, all such ADSs will be tendered unless otherwise specified on the Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the expiration of the Offer.

The Offer is not being made, and ADSs (including American depositary receipts evidencing ADSs) will not be accepted for purchase from or on behalf of any ADS holder, in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities or other laws or regulations of such jurisdiction or would require any registration, approval or filing with any regulatory authority not expressly contemplated by the terms of the Offer Document.

INSTRUCTION FORM
With Respect to the Offer To Purchase For Cash
Ordinary Shares represented by American Depositary Shares
of
CRUCELL N.V.
at
€24.75 NET PER AMERICAN DEPOSITARY SHARE
Pursuant to the Offer Document dated December 8, 2010
by
JJC ACQUISITION COMPANY B.V.
a wholly-owned subsidiary of
JOHNSON & JOHNSON

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer Document, dated December 8, 2010, and the related ADS Letter of Transmittal, in connection with the offer (the “Offer”) by JJC Acquisition Company B.V., a private company with limited liability incorporated under the laws of the Netherlands (the “Offeror”) and a wholly owned subsidiary of Johnson & Johnson, a New Jersey corporation, to acquire all of the issued and outstanding Ordinary Shares, nominal value €0.24 per share (“Ordinary Shares”), of Crucell N.V., a public limited liability company incorporated under the laws of the Netherlands (the “Company”), and all of the outstanding American depositary shares of the Company (“ADSs”), each of which represents one Ordinary Share, for the U.S. dollar equivalent of €24.75 per ADS, calculated by using the spot market exchange rate for the U.S. dollar against the Euro on the date on which funds are received by Computershare Trust Company, N.A. (the “U.S. Settlement Agent”) to pay for ADSs upon completion of the Offer, net to the applicable ADS holder in cash, without interest and less any applicable withholding taxes, on the terms and subject to the conditions and restrictions of the Offer, as described in the Offer Document.

The undersigned understands that the cash consideration paid to tendering holders of ADSs will be the U.S. dollar equivalent of €24.75 per ADS, calculated by using the spot market exchange rate for the U.S. dollar against the Euro on the date on which funds are received by the U.S. Settlement Agent to pay for ADSs upon completion of the Offer, net to the applicable ADS holder in cash, without interest and less any applicable withholding taxes, on the terms and subject to the conditions and restrictions of the Offer.

The undersigned hereby instruct(s) you to tender to the Offeror the number of ADSs indicated below or, if no number is indicated, all ADSs held by you for the account of the undersigned, on the terms and subject to the conditions and restrictions of the Offer.

ACCOUNT NUMBER:

NUMBER OF ADSs BEING TENDERED HEREBY:	ADSs*

The method of delivery of this document is at the election and risk of the tendering ADS holder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Dated:                             , 20

(Signature(s))

Please Print Name(s)

Address

* Unless otherwise indicated, it will be assumed that all ADSs held by us for your account are to be tendered.

Include Zip Code

Area Code and Telephone No.

Taxpayer Identification or Social Security No.

Unless the undersigned checks the box below, by completing and executing this Instruction Form, the undersigned also hereby instruct(s) you to grant a proxy in respect of the Post Offer EGM Resolution with respect to all tendered ADSs.

☐	I DO NOT INSTRUCT YOU TO GRANT A PROXY IN RESPECT OF THE POST OFFER EGM RESOLUTION